UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

PARKE BANCORP, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)Title of each class of securities to which transaction applies:
(2)Aggregate number of securities to which transaction applies:
(3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)Proposed maximum aggregate value of transaction:
(5)Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)Amount previously paid:
(2)Form, Schedule or Registration Statement No.:
(3)Filing Party:
(4)Date Filed:

March 18, 2016

Dear Fellow Shareholder:

On behalf of the Board of Directors and management of Parke Bancorp, Inc., we invite you to attend our Annual Meeting of Shareholders to be held at the Terra Nova restaurant, 590 Delsea Drive, Washington Township, New Jersey, on April 19, 2016, at 10:00 a.m. The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Meeting.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ACCOMPANYING POSTAGE-PAID RETURN ENVELOPE AS QUICKLY AS POSSIBLE. ALTERNATIVELY, YOU CAN VOTE ONLINE AT WWW.INVESTORVOTE.COM/PKBK OR VOTE BY CALLING 1-800-652-VOTE (8683). This will not prevent you from voting in person at the meeting, but it will assure that your vote is counted if you are unable to attend the meeting.

Sincerely,

Vito S. Pantilione
President and Chief Executive Officer

PARKE BANCORP, INC.
601 DELSEA DRIVE
WASHINGTON TOWNSHIP, NEW JERSEY 08080

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 19, 2016

NOTICE IS HEREBY GIVEN that an Annual Meeting of Shareholders of Parke Bancorp, Inc. will be held at the Terra Nova restaurant, 590 Delsea Drive, Washington Township, New Jersey, on April 19, 2016, at 10:00 a.m. for the following purposes:

1.	To elect four directors;
2.	To ratify the appointment of RSM US LLP as our independent auditor for the fiscal year ending December 31, 2016; and
3.	To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

Action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned. Pursuant to the Company’s bylaws, the Board of Directors has fixed the close of business on March 10, 2016, as the record date for determination of the shareholders entitled to vote at the Annual Meeting and any adjournments thereof.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ALTERNATIVELY, YOU CAN VOTE ONLINE OR BY TELEPHONE.  YOU SHOULD HAVE THE PROXY CARD AVAILABLE IF USING THE INTERNET OR TELEPHONE VOTING METHODS AS IT CONTAINS IMPORTANT INFORMATION FOR LOGGING INTO THE VOTING SYSTEMS AND COMPLETING YOUR PROXY.

YOU MAY REVOKE YOUR PROXY BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. IF YOU ARE PRESENT AT THE ANNUAL MEETING YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING. HOWEVER, IF YOU ARE A SHAREHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR BROKER TO VOTE IN PERSON AT THE ANNUAL MEETING.
[Missing Graphic Reference]
BY ORDER OF THE BOARD OF DIRECTORS

Linda A. Kaiser
Corporate Secretary
Washington Township, New Jersey
March 18, 2016
Important Notice Regarding Internet
Availability of Proxy Materials
For the Shareholder Meeting to be
Held on April 19, 2016
The Proxy Statement and Annual Report to
Shareholders are available at www.investorvote.com/pkbk

PROXY STATEMENT
OF
PARKE BANCORP, INC.
601 DELSEA DRIVE
WASHINGTON TOWNSHIP, NEW JERSEY 08080

ANNUAL MEETING OF SHAREHOLDERS
April 19, 2016

GENERAL

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Parke Bancorp, Inc., the bank holding company for Parke Bank, a New Jersey chartered commercial bank, to be used at the Annual Meeting of Shareholders to be held at the Terra Nova restaurant, 590 Delsea Drive, Washington Township, New Jersey, on April 19, 2016, at 10:00 a.m. The accompanying Notice of Annual Meeting and this Proxy Statement are being first mailed to shareholders on or about March 18, 2016.

At the Annual Meeting, shareholders will consider and vote upon (i) the election of four directors of the Company and (ii) the ratification of the appointment of RSM US LLP as the Company’s independent auditor for the fiscal year ending December 31, 2016.

The Board of Directors knows of no additional matters that will be presented for consideration at the Annual Meeting. Execution of a proxy, however, confers on the designated proxy holder the discretionary authority to vote the shares represented by such proxy in accordance with their best judgment on such other business, if any, which may properly come before the Annual Meeting or any adjournment thereof.

VOTING AND PROXY PROCEDURES

Who Can Vote at the Annual Meeting

You are only entitled to vote at the Annual Meeting if our records show that you held shares of our common stock, par value $0.10 per share (the “Common Stock”), as of the close of business on March 10, 2016 (the “Record Date”). If your shares are held by a broker or other intermediary, you can only vote your shares at the Annual Meeting if you have a properly executed proxy from the record holder of your shares (or their designee). As of the Record Date, a total of 6,221,256 shares of Common Stock were outstanding. Each share of Common Stock has one vote on each matter presented.

Voting by Proxy

The Board of Directors is sending you this Proxy Statement for the purpose of requesting that you allow your shares of Common Stock to be represented at the Annual Meeting by the persons named in the enclosed proxy card. As shown on your proxy card, you may also vote your shares by internet or telephone voting.  All shares of Common Stock represented at the Annual Meeting by properly executed and dated proxies will be voted according to the instructions indicated on the Proxy. If you execute a proxy (by any permitted method) without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors. The Board of Directors recommends a vote “FOR” its nominees for director and “FOR” the ratification of the appointment of RSM US LLP as our independent auditors.

If any matters not described in this Proxy Statement are properly presented at the Annual Meeting, the persons named in the proxy will vote your shares as determined by a majority of the Board of Directors. If the Annual Meeting is postponed or adjourned, your Common Stock may be voted by the persons named in the proxy card on the new Annual Meeting dates as well, unless you have revoked your proxy. The Company does not know of any other matters to be presented at the Annual Meeting.

You may revoke your proxy at any time before the vote is taken at the Annual Meeting. To revoke your proxy you must advise the Company’s Secretary in writing before your Common Stock has been voted at the Annual Meeting, deliver a later-dated proxy, or attend the Annual Meeting and vote your shares in person. Attendance at the Annual Meeting will not in itself revoke your proxy.

If you hold your Common Stock in “street name,” you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. Your broker, bank or other nominee may allow you to deliver your voting instructions via the telephone or the Internet. Please see the instruction form provided by your broker, bank or other nominee that accompanies this Proxy Statement.  In order to vote at the Annual Meeting you will need special documentation from your broker, bank or other nominee.

Vote Required

The Annual Meeting can only transact business if a majority of the outstanding shares of Common Stock entitled to vote is represented at the Annual Meeting. If you execute a valid proxy or attend the Annual Meeting in person, your shares will be counted for purposes of determining whether there is a quorum even if you abstain or withhold your vote or do not vote your shares at the Annual Meeting. Broker non-votes will be counted for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not have discretionary voting power with respect to the agenda item and has not received voting instructions from the beneficial owner.

In voting on the election of directors (Proposal I), you may vote in favor of the nominees or withhold votes as to any or all nominees. There is no cumulative voting in the election of directors. Directors must be elected by a plurality of the votes cast at the Annual Meeting. This means that the nominees receiving the greatest number of votes will be elected. Votes that are withheld and broker non-votes will have no effect on the outcome of the election.

In voting to ratify the appointment of RSM US LLP as our independent auditors (Proposal II), you may vote in favor of the proposal, against the proposal or abstain from voting. To be approved, Proposal II requires the affirmative vote of a majority of the votes cast at the Annual Meeting. Broker non-votes and abstentions will not be counted as votes cast and will have no effect on the voting on this proposal.

PRINCIPAL HOLDERS OF OUR COMMON STOCK

    Persons and groups beneficially owning more than 5% of the Common Stock are required to file certain reports regarding their ownership with the Securities and Exchange Commission. A person is the beneficial owner of shares of Common Stock if he or she has or shares voting or investment power over the shares or has the right to acquire beneficial ownership of the shares at any time within 60 days from the Record Date. The following table sets forth information as of the Record Date with respect to the persons or groups known to the Company to beneficially own more than 5% of the Common Stock as well as directors and executive officers as a group.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Common Stock Outstanding

EJF Capital LLC 2107 Wilson Boulevard Suite 410 Arlington, VA 22201	563,416	(1)	8.30%

Jeffrey H. Kripitz c/o Parke Bancorp, Inc. 601 Delsea Drive Washington, Township, NJ 08080	325,425	(2)	5.23%

Celestino R. Pennoni c/o Parke Bancorp, Inc. 601 Delsea Drive Washington Township, NJ 08080	325,191	(3)	5.20%

Directors and Executive Officers As a Group (16 persons)	1,772,599	(4)	28.19%

(1)	This information is based solely on Schedule 13G/A, filed February 16, 2016 with the Securities and Exchange Commission by EJF Capital LLC.
(2)
This information is based solely on information as of March 10, 2016, provided to the Company by Mr. Kripitz, a director of the Company and includes 4,697 shares of Common Stock upon a full conversion of Series B Preferred Stock within 60 days of the Record Date.

(3)
This information is based solely on information as of March 10, 2016 provided to the Company by Mr. Pennoni, a director of the Company and includes 18,519 shares of Common Stock that may be acquired pursuant to the exercise of options and 9,394 shares of Common Stock upon a full conversion of Series B Preferred Stock within 60 days of the Record Date.

(4)
Includes 18,519 shares of Common Stock that may be acquired pursuant to the exercise of options and 48,377 shares of Common Stock upon a full conversion of Series B Preferred Stock within 60 days of the Record Date.

PROPOSAL I – ELECTION OF DIRECTORS

The Board of Directors currently consists of ten members divided into three classes, with each containing approximately one-third of the members of the Board. The directors are elected by our shareholders for staggered three-year terms, or until their successors are elected and qualified. A total of four directors currently serving on the Board of Directors of the Company whose terms expire in 2016 will be elected at the Annual Meeting.

It is intended that proxies solicited by the Board of Directors will, unless otherwise specified, be voted for the election of the named nominees for the terms indicated. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend or the size of the Board may be reduced to eliminate the vacancy. At this time, the Board of Directors knows of no reason why any nominee might be unavailable to serve.

The following table sets forth for the nominees, the directors continuing in office and certain executive officers: name, age, the year the individual first became a director or officer of the Company, the term of office and the number and percentage of shares of Common Stock beneficially owned by each of them as of the Record Date.

				Shares of
	Age at	Year First	Term of	Common Stock		Percent
	December	Elected or	Office	Beneficially		Of
Name	31, 2015	Appointed	Expires	Owned(1)		Class

BOARD NOMINEES FOR TERM TO EXPIRE IN 2019

Fred G. Choate	70	2005	2016	3,813	(2)	*
Edward Infantolino	68	2007	2016	161,169	(3)	2.59%
Jeffrey H. Kripitz	64	2007	2016	325,425	(4)	5.23%
Jack C. Sheppard, Jr.	62	2007	2016	141,196	(5)	2.27%

DIRECTORS CONTINUING IN OFFICE

Celestino R. Pennoni	78	2005	2017	325,191	(6)	5.20%
Ray H. Tresch	78	2007	2017	94,554		1.52%
Daniel J. Dalton	66	2005	2018	124,729		2.00%
Arret F. Dobson	44	2007	2018	131,911		2.12%
Anthony J. Jannetti	78	2007	2018	144,931		2.33%
Vito S. Pantilione	64	2007	2018	199,172	(7)	3.20%

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
Elizabeth A. Milavsky Executive Vice Presiden Chief Operating Officer	64	N/A	N/A	34,062	(8)	*
John F. Hawkins Senior Vice President and Chief Financial Officer	61	N/A	N/A	1,205	(9)	*
David O. Middlebrook Senior Vice President	57	N/A	N/A	46,289	(10)	*
Ralph Gallo Senior Vice President		N/A	N/A	300		*
Paul E. Palmieri Senior Vice President	58	N/A	N/A	38,627	(11)	*
Daniel Sulpizio Senior Vice President	54	N/A	N/A	25	.	*

*	Less than 1%
(1)	Includes shares of Common Stock held directly, as well as by spouses or minor children, in trust and other indirect beneficial ownership.
(2)	Includes 2,348 shares of Common Stock upon a full conversion of Series B Preferred Stock within 60 days of the Record Date.
(3)	Includes 4,697 shares of Common Stock upon a full conversion of Series B Preferred Stock within 60 days of the Record Date.
(4)	Includes 4,697 shares of Common Stock upon a full conversion of Series B Preferred Stock within 60 days of the Record Date.
(5)	Includes 4,697 shares of Common Stock upon a full conversion of Series B Preferred Stock within 60 days of the Record Date.
(6)
Includes 18,519 shares of Common Stock that may be acquired pursuant to the exercise of options and 9,394 shares of Common Stock upon a full conversion of Series B Preferred Stock within 60 days of the Record Date.

(7)	Includes 9,394 shares of Common Stock upon a full conversion of Series B Preferred Stock within 60 days of the Record Date.
(8)	Includes 2,348 shares of Common Stock upon a full conversion of Series B Preferred Stock within 60 days of the Record Date.
(9)	Includes 939 shares of Common Stock upon a full conversion of Series B Preferred Stock within 60 days of the Record Date.
(10)	Includes 6,106 shares of Common Stock upon a full conversion of Series B Preferred Stock within 60 days of the Record Date.
(11)	Includes 3,757 shares of Common Stock upon a full conversion of Series B Preferred Stock within 60 days of the Record Date.

Biographical Information

Set forth below are biographies of the nominees for director, the continuing directors and the executive officers of the Company.  These biographies contain information regarding the person’s service as a director, business experience, other directorships at any point during the last five years with any other public companies, information regarding involvement with certain types of proceedings, if applicable, and the experience, qualifications, attributes or skills that caused the Nominating Committee and the Board to nominate the individual for re-election to the Board in 2016 and that qualify the Continuing Directors to continue to serve on the Board.

Nominees for Director:

Fred G. Choate. Mr. Choate is the President and controlling shareholder of Greater Philadelphia Venture Capital Corporation, a position he has held since 1997. From 1987 to 1997, Mr. Choate was a principal in Sandhurst Company, a venture capital fund. Mr. Choate is a director of Escalon Medical Corp. (Nasdaq: ESMC), a medical products company and FIS Group, a fund of funds servicing large institutional investors with over $3 billion under advisory. Mr. Choate has also served on the audit committee of the board of directors of another financial institution. He is a member of the US National Association of Corporate Directors and the Institute of Directors of the United Kingdom. Mr. Choate has an extensive financial background and audit committee experience with other companies.

Dr. Edward Infantolino. Dr. Infantolino is President of Ocean Internal Medicine Associates, P.A. and practices medicine in both Atlantic City and Somers Point, New Jersey. He first opened his office in New Jersey in 1977. He is a member of the National Association of Realtors, the New Jersey Association of Realtors and the Atlantic City and County Board of Realtors and is a member of the Orlando Regional Realtors Association. He is president of the Atlantic Investment Club. He has a license to sell real estate in Florida and in New Jersey. Dr. Infantolino is also the owner and principal broker of Key Land Real Estate in Celebration, Florida. Dr. Infantolino’s business and real estate background is an asset to the Board of Directors.

Jeffrey H. Kripitz. Mr. Kripitz is the owner and operator of Jeff Kripitz Agency in Northfield, New Jersey. He specializes in employee benefits such as life, health and long term care insurance for both businesses and individuals. He was the former President of the Federation of Jewish Agencies of Atlantic and Cape May counties. Mr. Kripitz’s risk experience and exposure to multiple industries and businesses greatly enhances the depth of the Board of Directors.

Jack C. Sheppard, Jr. From 1983 to 2013, Mr. Sheppard was an Executive Vice President with Bollinger, Inc., a New Jersey-based insurance brokerage providing a full range of insurance products. He is currently an Area Senior Vice President with Arthur J. Gallagher & Company in Mt. Laurel, New Jersey. He currently serves on the Board of Trustees of Newpoint Behavioral Healthcare, Inspira Health Network, and Abilities Solutions. Mr. Sheppard holds the CPIA designation (Certified Professional Insurance Agent), and is a life member of the American Insurance Marketing & Sales Society (AIMS). Mr. Sheppard’s insurance and risk management experience along with his extensive community involvement strengthens the Board and its understanding and management of risk.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE ABOVE NOMINEES

Continuing Directors:

Celestino R. (“Chuck”) Pennoni. Mr. Pennoni is currently Chairman of the Board of Directors of the Company and the Bank. From 1966 to the present, Mr. Pennoni has been Chairman and Chief Executive Officer of Pennoni Associates, a consulting engineering firm headquartered in Philadelphia with approximately 1,200 employees in 30 offices in the northeastern United States, a firm founded by Mr. Pennoni in 1966. He is also President Emeritus and past Chairman of the Board of Trustees of Drexel University, where he earned a Bachelor’s of Science and Master of Sciences degrees in civil engineering and was awarded an honorary doctorate. Mr. Pennoni has also served as Interim President of Drexel University. Mr. Pennoni is also past President of the American Society of Civil Engineers, the accreditation board for engineering and technology, and The United Engineering Trustees. He was inducted into the National Academy of Engineering in 2000 and is a licensed professional engineer. He has also served on three bank boards since 1985. Mr. Pennoni’s years of business and academic experience and accomplishments has greatly enhanced the Company through his leadership of the Board.

Ray H. Tresch. Mr. Tresch was the owner, President and Chief Executive Officer of Redy Mixt Konkrete in Woodbury, New Jersey for over forty-five years. He is also the President and Chief Executive Officer of Woodbury Cement Products in Woodbury, New Jersey. Mr. Tresch is also a real estate developer in numerous projects in Gloucester County, New Jersey. He is also currently the Secretary, Treasurer and partner of Gibbsboro Block in Voorhees, New Jersey, and the managing director and general partner of Hollydell Ice Arena. Mr. Tresch is also a general partner in a development of professional office buildings, retail commercial buildings, and age-restricted condominiums and apartments in Gloucester County, New Jersey. Mr. Tresch has extensive knowledge of the regional construction and real estate development markets, greatly enhancing the Board’s understanding of these industries and their impact on the Bank’s lending activities.

Daniel J. Dalton. Mr. Dalton recently retired as a salesperson for Brown & Brown, of New Jersey, a full service insurance agency with offices throughout the state of New Jersey. He was President of Dalton Insurance Agency, LLC from 1997 to 2007. Mr. Dalton presently serves as an Adjunct Professor in the Department of Political Science and Economics at Rowan University. Mr. Dalton served as the New Jersey Secretary of State from 1992 through 1994 and served in both the New Jersey State Senate and Legislative Assembly. He was a founding Director and past President of the Boys and Girls Club of Gloucester County. He is a member of the Board of Trustees of Kennedy University Hospital. He also has served as a Board member of the New Jersey Casino Reinvestment Development Authority. The political and business experience that Mr. Dalton possesses enhances the depth of the Board.

 Arret F. Dobson. From 1989 to the present, Mr. Dobson has been a builder and land developer, developing numerous residential and commercial projects. Mr. Dobson is President and operating partner of the White Oaks Country Club located in Newfield, New Jersey. Mr. Dobson is also the co-owner of Dobson Turf Management, a company specializing in athletic field construction and maintenance serving colleges, universities, municipalities, school districts and golf courses in the tri-state area. The diversified professional background of Mr. Dobson supports the Company’s understanding of business trends.

Anthony J. Jannetti. Mr. Jannetti is President of Anthony J. Jannetti, Inc., a national health care marketing, communications, publishing and management firm located in Pitman, New Jersey. Mr. Jannetti currently serves on the Board of Trustees for the Nursing Economics Foundation. He formerly served as the Chairman of the Foundation of the National Student Nurses Association, and the Banner Health Education Foundation. Mr. Jannetti is also a member of The American Society of Association Executives, The Health Care Marketing and Communications Counsel and The Professional Convention and Management Association. He is also an Honorary Member of many national nursing associations. Mr. Jannetti’s business and marketing background and expertise has been instrumental in steering the Bank’s marketing committee.

Vito S. Pantilione. Mr. Pantilione has served as the Company’s President and Chief Executive Officer and a director since its formation in 2005. From the time of the Bank’s formation in 1998, Mr. Pantilione has served as the President and Chief Executive Officer and a director of the Bank. Mr. Pantilione previously was the President and owner of Eagle Valley, a diversified mortgage company located in Philadelphia, Pennsylvania. From 1991 to 1994, he was employed as President of First Commercial Bank of Philadelphia. In addition, he previously was the President and owner of Interstate Mortgage Management, a mortgage brokerage company located in Southern New Jersey, and was the Executive Vice President of First Federal Savings of Hammonton. Mr. Pantilione was a past member of the Federal Reserve Bank of Philadelphia’s Community Depository Institution Advisory Council. Mr. Pantilione received an Honorary Doctorate from Philadelphia University in recognition of his many accomplishments in the areas of Finance and Banking. Mr. Pantilione’s financial industries experience and expertise has been invaluable to the Company.

Executive Officers Who Are Not Directors:

Elizabeth A. Milavsky. Ms. Milavsky joined the Bank in 2004 and is Executive Vice President and Chief Operating Officer responsible for administration of all areas of Bank operations, human resources, information technology, and compliance. From 1982 to 2004, Ms. Milavsky was employed by Roxborough Manayunk Bank in Philadelphia, Pennsylvania as Senior Vice President of Operations. Her responsibilities included Electronic Banking, Information Technology, Retirement and Check Processing Departments, as well as the operations of the retail branch network.

John F. Hawkins. Mr. Hawkins is Senior Vice President and Chief Financial Officer. He joined the Bank in 2008 as Controller. Prior to joining the Bank, he was Controller for Susquehanna Bank DV, headquartered in Camden from 2006 to 2008. Mr. Hawkins was Senior Vice President/Investment Officer at Minotola National Bank from 1993 to 2006. Mr. Hawkins has over 27 years’ experience in banking with a career focus on asset and liability management, planning, analytics and financial reporting.

David O. Middlebrook. Mr. Middlebrook has served as the Company’s Senior Vice President since its formation in 2005. Mr. Middlebrook is also the Bank’s Chief Credit Officer. He has over thirty-four years’ experience in the commercial banking industry with a focus on commercial, industrial and real estate lending. Mr. Middlebrook was previously employed at National Community Bank, National Westminster Bank and Fleet Bank prior to joining Parke Bank in 1999. Mr. Middlebrook is also the past Treasurer of the Board of Directors for The Arc of Atlantic County, a non-profit entity that supports the developmentally disabled where Mr. Middlebrook served for over eleven years and continues to remain active today.

Ralph “Guy” Gallo. Mr. Gallo is Senior Vice President and Chief Workout Officer responsible for the management of the Bank’s foreclosed assets and nonperforming loan portfolio. He has over thirty years of banking experience primarily in banking operations and customer relationship management. As a Vice President at Mellon Bank, he managed Lockbox, Research & Adjustments and International Operations supporting commercial banking customers. As a Vice President at Image Remit, he managed a multi-state lockbox operation and provided customer relationship management supporting private label services to regional banks in the Northeast US.

Paul E. Palmieri. Mr. Palmieri is Senior Vice President of the Philadelphia Region and joined the Bank in 2004. He is also the Bank’s Senior Loan Officer. He has more than thirty-five years of banking and accounting experience in the Philadelphia area. Prior to joining the Bank, he was a Vice President and Commercial Loan Officer at Republic First Bank in Philadelphia, Pennsylvania from 1996 to 2004. Mr. Palmieri was an Assistant Vice President and Commercial Banker at Regent Bank in Philadelphia from 1993 to 1996.

Daniel Sulpizio.  Mr. Sulpizio serves as Senior Vice President, Director of Retail Banking and Security Officer. He is the President of Gloucester County Habitat for Humanity, President of the South Jersey Bankers Security Associates and board member of the Citizens Crime Commission of Philadelphia. He has over 30 years of retail banking experience that has included consumer and commercial lending, sales and marketing and government banking. Prior to joining Parke Bank he was the Senior Government Banking Officer for Sovereign Bank where he was responsible for developing and managing all local municipal government activities. At PNC Bank Mr. Sulpizio held numerous leadership positions including Regional Business Banking Manager for South Jersey where he provided direction to over 30 retail branches in the delivery of business banking products and services.

CORPORATE GOVERNANCE

Director Independence

The Board of Directors has determined that all outside Directors are independent in accordance with the requirements of Nasdaq rules. All Board members that serve on the Audit Committee, the Compensation Committee and the Nominating Committee are outside Directors and deemed independent. The Board of Directors has determined that Mr. Choate is an Audit Committee Financial Expert within the meaning of the regulations of the Securities and Exchange Commission.

Director Attendance

The Board of Directors conducts its business through meetings of the Board and through activities of its committees. During the year ended December 31, 2015, the Board of Directors met a total of twelve times, including regularly scheduled meetings and special meetings. No director attended fewer than 75% of the total meetings of the Board of Directors and meetings of the committees on which he served during the year ended December 31, 2015.

Committees of the Board of Directors

Nominating Committee. The nominating committee consists of Directors Choate, Dalton, and Dobson. The Nominating Committee met one time during the fiscal year ended December 31, 2015.  The Board of Directors has not adopted a written nominating committee charter for the Nominating Committee. The Company does not pay fees to any third party to identify or evaluate or assist in identifying or evaluating potential nominees. The process for identifying and evaluating potential Board nominees includes soliciting recommendations from directors and officers of the Company. Additionally, the Board will consider persons recommended by shareholders of the Company in selecting the Board’s nominees for election. There is no difference in the manner in which persons recommended by directors or officers versus persons recommended by shareholders in selecting Board nominees are evaluated.

To be considered in the selection of Board nominees, recommendations from shareholders must be received by the Company in writing by at least 60 days prior to the anniversary date of the prior year’s annual meeting.  Recommendations should identify the submitting shareholder, the person recommended for consideration and the reasons the submitting shareholder believes such person should be considered. The Board believes potential directors should be knowledgeable about the business activities and market areas in which the Company engages. The committee and the Board of Directors may consider diversity in market knowledge, experience, employment, and other factors.

Compensation Committee. The Compensation Committee oversees the Company’s executive compensation and benefit policies and practices. The Committee is comprised of Directors Choate, Dalton, Jannetti, Pennoni, Sheppard, and Tresch. The Committee met one time during the 2015 fiscal year. The Board of Directors has adopted a written compensation committee charter for the Compensation Committee which is available on the Investor Relations page of the Company’s web site, www.parkebank.com.

Audit Committee. The Audit Committee is responsible for overseeing the accounting and financial reporting processes and the audits of the financial statements of the Company. The Committee is comprised of Directors Choate, Dalton, Dobson, and Sheppard. The Committee met four times in fiscal year 2015. The Board of Directors has adopted a written audit committee charter for the Audit Committee which is available on the Investor Relations page of the Company’s web site, www.parkebank.com.

Audit Committee Financial Expert. The Board of Directors has determined that Fred G. Choate is an Audit Committee “financial expert” as that term is defined in Item 407(d)(5) of Regulation S-K of the Securities and Exchange Commission. Mr. Choate would be considered an independent director, under the rules of The Nasdaq Stock Market including the specific independence requirements for audit committee members.

Shareholder Communications

The Board of Directors does not have a formal process for shareholders to send communications to the Board. In view of the infrequency of shareholder communications to the Board of Directors, the Board does not believe that a formal process is necessary. Written communications received by the Company from shareholders are shared with the full Board no later than the next regularly scheduled Board meeting. The Board encourages, but does not require, directors to attend the annual meeting of shareholders. All of the ten Board members attended the 2015 annual meeting of shareholders.

Board Leadership Structure and Role in the Risk Management Process

Director Vito S. Pantilione serves as Chief Executive Officer of the Company and Director Celestino R. Pennoni serves as Chairman of the Board. The Board of Directors has determined that the separation of the offices of Chairman of the Board and Chief Executive Officer and President enhances Board independence and oversight. Moreover, the separation of the Chairman of the Board and Chief Executive Officer and President allows the Chief Executive Officer and President to better focus on his growing responsibilities of running the Company, enhancing shareholder value and expanding and strengthening our franchise while allowing the Chairman of the Board to lead the Board in its fundamental role of providing advice to and independent oversight of management.

We face a number of risks, including credit risk, interest rate risk, liquidity risk, operational risk, strategic risk and reputation risk. Management is responsible for the day-to-day management of the risks the Company faces, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. To do this, the Chairman of the Board meets regularly with management to discuss strategy and risks facing the Company. Senior management attends the Board meetings and is available to address any questions or concerns raised by the Board on risk management and any other matters. The Chairman of the Board and independent members of the Board work together to provide strong, independent oversight of the Company’s management and affairs through its Audit, Loan and Asset/Liability committees and, when necessary, special meetings of independent directors.

EXECUTIVE COMPENSATION

      Summary Compensation Table. The following table sets forth the cash and non-cash compensation awarded to or earned during the last fiscal year by our principal executive officer and the two other highest paid executive officers whose total compensation (excluding compensation attributable to changes in pension value and non-qualified deferred compensation earnings) during the fiscal year ended December 31, 2015 exceeded $100,000 for services rendered in all capacities to the Company and the Bank (the “Named Executive Officers”). There were no stock or option grants or non-equity incentive plan compensation earned or awarded during 2014 or 2015.

Name and Principal Position	Year	Salary	Bonus	All Other Compensation(1)	Total

Vito S. Pantilione	2015	$494,000	$233,100	$40,700	$768,800
President and Chief Executive Officer	2014	476,000	220,000	47,006	743,006

John F. Hawkins	2015	$191,000	$70,000	$18,700	$279,700
Senior Vice President and Chief Financial Officer	2014	182,000	60,000	18,100	260,100

Elizabeth Milavsky	2015	$226,500	$95,000	$15,750	$337,250
Executive Vice President and Chief Operating Officer	2014	218,000	80,000	15,600	313,600

(1)	All other compensation consists of the following for the year ended December 31, 2015:

	401k Match	Automobile Expense/ Allowance	Insurance Premiums	Total
Vito S. Pantilione	$7,950	$23,300	$9,150	$40,400
John F. Hawkins	7,900	10,800	--	18,700
Elizabeth Milavsky	7,950	7,800	--	15,750

    Grants of Plan-Based Awards. There were no plan-based awards granted to the Named Executive Officers during 2015.

    Outstanding Equity Awards at Fiscal Year End. There were no equity awards outstanding of the Named Executive Officers at fiscal year-end.

    Nonqualified Deferred Compensation. The Bank implemented a Supplemental Executive Retirement Plan (“SERP”) effective January 1, 2003. Vito S. Pantilione, President, is a participant in the SERP. Under the SERP, retirement benefits are payable to such participant commencing upon retirement after attainment of age 60 at the rate of 50% of their highest base salary paid while an employee of the Bank for the remainder of their life. If such retirement benefit payments are made for less than ten years, a survivor benefit will continue to be paid for the balance of such ten-year period. Such benefits are in addition to any social security benefits. Upon a change of control of the Bank prior to the date of retirement of a participant, all benefits shall be deemed earned and non-forfeitable as if such participant had attained his or her retirement date at age 60. A participant may elect to retire after age 55 and such benefits payable shall be actuarially reduced to reflect the earlier payment commencement date. If a participant dies prior to age 60 while employed by the Bank, a survivor benefit will be paid equal to 100% of the participant’s highest salary for one year and 50% of such salary for four additional years. Benefits under the plan may be paid in the form of a lump sum on an actuarially equivalent basis. At December 31, 2015, the Bank had a total accrued liability of $3.6 million with respect to benefits payable under the SERP. Benefits under the SERP will be a tax-deductible expense to the Bank at the time that actual benefit payments are made. The Bank has invested in various life insurance agreements (commonly known as BOLI, for bank-owned life insurance) with policy proceeds payable to the Bank in the event of the death of plan participants. Such insurance proceeds and earnings related to such investments are anticipated to exceed any plan costs related to benefit payments.

    On January 19, 2016, the Bank approved SERPs for Ms. Elizabeth A. Milavsky, Executive Vice President and Chief Operating Officer, and John F. Hawkins, Senior Vice President and Chief Financial Officer. Such SERP benefits when aggregated with projected Social Security benefits and Bank contributions to the 401(k) plan are projected to provide each participant with a target total retirement benefit of 35% of final three year average salary upon retirement on or after December 31, 2019. Pursuant to the terms of the SERP for Ms. Milavsky, she will earn an annual supplemental retirement benefit equal to 23.23% of her highest base salary in effect prior to retirement payable as a life annuity, with a minimum of an aggregate of ten annual payments certain payable to the officer or the officer’s beneficiary. Mr. Hawkins’ SERP benefit is calculated as 25.09% of his highest annual base salary. Such benefits will be vested upon completion of additional years of continuous employment with the Bank through December 31, 2019. The projected annual benefit upon retirement on or after December 31, 2019, is $61,850 and $60,675 per year for each of Ms. Milavsky and Mr. Hawkins, respectively. In the event of the Executive’s death prior to retirement, the Executive’s beneficiary will receive an alternative benefit equal to the annual retirement benefit for a period of ten years following the death of the Executive. Such SERP benefits shall be vested upon a change of control of the Company or the Bank or upon the Executive’s termination of employment as a result of disability prior to December 31, 2019.

Potential Payments Upon Termination or Change-in-Control.  As described below, certain of the Named Executive Officers are parties to various agreements that provide for payments in connection with any termination of their employment. The following table shows the payments that would be made to the Named Executive Officers at, following or in connection with any termination of their employment in the specified circumstances as of the last business day of the last fiscal year.
				Involuntary		Change-in-
	Voluntary	Early	Normal	Not For Cause	For Cause	Control
Name and Plan	Termination(1)	Retirement(2)	Retirement(2)	Termination(3)	Termination	Termination(3)	Disability(4)	Death(5)

Vito S. Pantilione	$494,000	$--	$247,000	$2,181,000	$--	$2,181,000	$494,000	$1,525,000
John F. Hawkins	--	--	--	--	--	--	--	773,000
Elizabeth Milavsky	--	--	--	804,000	--	804,000	--	880,000
_________
(1)	The payment represents the annual amount payable to the Named Executive for a minimum of 2 years and a maximum of 3 years.
(2)	Early retirement payments and normal retirement payments represent eligible annual payments under the SERP Plan for ages 55 and 60, respectively.
(3)           These payments represent a maximum lump sum payment to the Named Executive upon termination of their contract.
(4)
The disability payment includes insurance disability as well as Company compensation on an annual basis for the remainder of the Named Executive’s term of employment contract (minimum of 2 years up to a maximum of 3 years).

(5)	Death benefits represent total life insurance payments that would be paid out to the Named Executive’s heirs.

Employment Agreements. The Bank has entered into an employment agreement with Mr. Pantilione. Mr. Pantilione’s base salary under the employment agreement for the year ended December 31, 2015 was $494,000. Mr. Pantilione’s employment agreement has a term of three years that is automatically extended for one year on January 1st of each year, unless notice of termination of the automatic extension is given in accordance with the terms of the employment agreement. The employment agreement may be terminated by the Bank for “cause” as defined in the agreement. If the Bank terminates Mr. Pantilione’s employment without just cause, he will be entitled to a continuation of his salary plus his annualized bonus from the date of termination through the remaining term of the agreement. The employment agreement contains a provision stating that if Mr. Pantilione’s employment is terminated in connection with any change in control, he will be paid a lump sum amount equal to 3.0 times his annual base salary plus an amount equal to 3.0 times the average of the three highest annual bonuses awarded to him prior to such termination; provided that such severance payments following a change in control will be reduced so that such payments will not be made in excess of the tax deductible amounts under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”). If payment had been made under the agreement as of December 31, 2015, the payment to Mr. Pantilione would have equaled approximately $2,181,000. The employment agreement also grants the right of the employee, within six months following a termination without cause or a voluntary termination by the employee for good reason, to require the Company to repurchase all of the employee’s shares of Common Stock, warrants and options of the Company then owned by the employee at the closing price of such stock on the business day immediately preceding the date of notice of the employee’s exercise of this right. The employment agreement also grants the right of the employee, within six months following a termination without cause or a voluntary termination by the employee for good reason, to require the Company to repurchase all of the employee’s shares of Common Stock, warrants and options of the Company then owned by the employee at the closing price of such stock on the business day immediately preceding the date of notice of the employee’s exercise of this right. The employment agreement also contains an agreement not to compete with the Bank which restricts certain post-employment activities of the employee within the Counties of Gloucester, Camden, Salem or Cumberland, New Jersey, for two years following termination of employment with the Bank.

Change in Control Severance Agreements. The Company has implemented a Management Change in Control Agreement with Elizabeth Milavsky, Executive Vice President and Chief Operating Officer. Such Management Change in Control Agreement provides for severance benefits associated with termination of employment following a change in control equal to two and one-half times the most recent salary and bonus payment, not to exceed the tax deductible amounts under Section 280G of the Code.

DIRECTOR COMPENSATION

       Set forth below is a table providing information concerning the compensation of the directors of Parke Bancorp, Inc. who are not Named Executive Officers for 2015. The only compensation received by directors was in the form of cash.

Total
Name	Compensation(1)

Celestino R. Pennoni	$ 189,180
Fred G. Choate	42,565
Daniel J. Dalton	28,730
Arret F. Dobson	27,760
Edward Infantolino	17,680
Anthony J. Jannetti	35,330
Jeffrey H. Kripitz	44,220
Jack C. Sheppard, Jr.	37,850
Ray H. Tresch	42,300
           __________
(1)	Total compensation reflects fees paid in cash during 2015

At December 31, 2015, one Director, Celestino R. Pennoni, had 18,519 stock option awards outstanding at an exercise price of $10.26 per share which expire in 2016.

For the year ended December 31, 2015, the chairman and each other non-employee director received board fees of $53,300 and $11,400, respectively. Retainers of $42,580, $20,260, and $6,280 were paid to the chairman, audit committee chairman, and each other non-employee director, respectively, regardless of attendance. Additionally, fees were paid in connection with attendance of committee meetings for all non-employee directors. For the fiscal year ended December 31, 2015, board fees totaled $142,600. Currently, each Company director also serves as a Bank director. Directors’ fees are paid by the Bank; there are no additional fees paid by the Company.

RELATED PARTY TRANSACTIONS

In the normal course of its business as a financial institution, the Bank has granted loans to its officers, directors and their affiliates. The terms of these related party loans, including interest rates, collateral and repayment terms, are similar to those prevailing for comparable transactions with other customers and do not involve more than a normal risk of collectability or other unfavorable features. At December 31, 2015, the aggregate outstanding principal balance of all such related party loans was $20.1 million. Loans totaling $2.7 million that are guaranteed by one of its Board members, Ray H. Tresch, are greater than 90 days delinquent and are no longer accruing interest. These loans were granted to a former Board member, Thomas Hedenberg, for the purpose of financing residential and commercial real estate developments. The collateral securing these loans have been reappraised and the values exceed the outstanding loan balances.

The Company purchased in 2015 employee benefits such as medical insurance, life insurance and disability insurance from an insurance agency owned by one of its Board members, Jeffrey H. Kripitz, which amounted to $562,000. Mr. Kripitz has beneficial ownership of 325,425 shares, or 5.23% of the outstanding shares of Common Stock.

PROPOSAL III -- RATIFICATION OF APPOINTMENT OF AUDITORS

The Board of Directors of the Company has appointed RSM US LLP as the Company’s independent auditor for the fiscal year ending December 31, 2016, subject to ratification by the Company’s shareholders. A representative of RSM US LLP is expected to be present at the Annual Meeting and available to respond to appropriate questions, and he will have the opportunity to make a statement if he so desires.

Audit Fees. The aggregate fees billed by RSM US LLP for professional services rendered for the audit of the Company’s annual consolidated financial statements and for the review of the consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q for the fiscal years ended December 31, 2015 and 2014, were $158,776 and $148,325, respectively.

Audit Related Fees. The aggregate fees billed by RSM US LLP for audit and related services for the years ended December 31, 2015 and 2014, were $0 and $0, respectively.

Tax Fees. The aggregate fees billed by RSM US LLP for professional services rendered for tax compliance, tax advice or tax planning for the years ended December 31, 2015 and 2014 were $0 and $18,500, respectively.

All Other Fees. The aggregate fees billed by RSM US LLP for all other services for the years ended December 31, 2015 and 2014 were $0 and $0, respectively.

The Audit Committee has not established pre-approval procedures and instead specifically approves each service prior to the engagement of the auditor for all audit and non-audit services. It is the Audit Committee’s policy to pre-approve all audit and non-audit services prior to the engagement of the Company’s independent auditor to perform any service. All of the services listed above for 2015 and 2014 were approved by either the Company’s or the Bank’s Audit Committee prior to the service being rendered.  There were no services that were not recognized to be non-audit services at the time of engagement that were approved after the fact.

Ratification of the appointment of the independent auditor requires the affirmative vote of a majority of the votes cast, in person or by proxy, by the shareholders of the Company at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF RSM US LLP AS THE COMPANY’S INDEPENDENT AUDITOR FOR THE 2016 FISCAL YEAR.

REPORT OF THE AUDIT COMMITTEE

      The Audit Committee’s main responsibilities include establishing and reviewing the Company’s internal controls and operating procedures to ensure compliance by the Company with all applicable laws, regulations, generally accepted accounting standards and customary operating procedures and practices. The Audit Committee also monitors the results of examinations by the Company’s independent auditor. During the year ended December 31, 2015, this committee met 4 times.

For the fiscal year ended December 31, 2015, the Audit Committee: (i) reviewed and discussed the Company’s audited consolidated financial statements with management, (ii) discussed with the Company’s independent auditor, RSM US LLP, all matters required to be discussed under the standards of the Public Company Accounting Oversight Board and (iii) received from RSM US LLP disclosures regarding RSM US LLP’s independence as required by Public Company Accounting Oversight Board, Rule 3526 “Communication with Audit Committee Concerning Independence” and discussed with RSM US LLP its independence. Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

Audit Committee:
Fred G. Choate (Chairman)
Daniel J. Dalton
Arret Dobson
Jack C. Sheppard, Jr.

SHAREHOLDER PROPOSALS

In order to be considered for inclusion in the Company’s proxy materials for the annual meeting of shareholders to be held in 2017, all shareholder proposals must be received at the executive office of the Company at 601 Delsea Drive, Washington Township, New Jersey 08080 by November 18, 2016. Shareholder proposals must meet other applicable criteria as set forth in the bylaws in order to be considered for inclusion in the proxy materials.

Shareholder proposals that are not included in the Company’s proxy statement for the 2017 annual meeting will only be considered at such meeting if the shareholder submits notice of the proposal to the Company at the above address by February 18, 2017. Shareholder proposals must meet other applicable criteria as set forth in the bylaws in order to be considered at the 2017 annual meeting.

SECTION 16 (a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), requires the Company’s directors, and executive officers to file reports of ownership and changes in their equity securities of the Company with the Securities and Exchange Commission and to furnish the Company with copies of such reports. To the Company’s knowledge, all of the filings by our directors and executive officers were made on a timely basis during the 2015 fiscal year.

OTHER MATTERS

The Board of Directors is not aware of any other matters to come before the Annual Meeting. However, if any other matters should properly come before the Annual Meeting or any adjournments, it is intended that proxies will be voted in respect thereof in accordance with the judgment of the persons named in the accompanying proxy.

MISCELLANEOUS

The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers, and regular employees of the Company or the Bank may solicit proxies personally or by telegraph or telephone without additional compensation. In addition, the Company has retained Georgeson, Inc. to aid in the solicitation of proxies. Georgeson, Inc. will receive a base fee of approximately $5,000 plus certain incremental costs for its proxy solicitation services.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON APRIL 19, 2016

The Proxy Statement and Annual Report to Shareholders are available at www.investorvote.com/pkbk. For information on how to obtain directions to the Annual Meeting, please call or email Linda Kaiser at (856) 256-2500 or lkaiser@parkebank.com, respectively.

Stockholders can elect to receive future proxy statements and annual reports over the internet rather than in printed form. Stockholders of record can make this election by calling Investor Relations toll-free at 1 (800) 866-PARKEBK, sending an email to InvestorRelations@parkebank.com, or by following the instructions at www.parkebank.com. If you hold your shares in street name, please refer to the information provided by your broker, bank or other nominee for instructions on how to elect to access future proxy materials over the internet.

ANNUAL REPORT ON FORM 10-K

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as filed with the Securities and Exchange Commission, will be furnished without charge to shareholders as of the Record Date upon written request to the Chief Financial Officer, Parke Bancorp, Inc., 601 Delsea Drive, Washington Township, New Jersey 08080.

BY ORDER OF THE BOARD OF DIRECTORS

Linda A. Kaiser

C123456789

Parke Bancorp, Inc.

IMPORTANT ANNUAL MEETING INFORMATION 000004

ENDORSEMENT_LINE______________ SACKPACK_______________

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 3:00 a.m., Eastern Time, on April 18, 2016.

Vote by Internet

- Go to **www.investorvote.com/pkbk**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1. Election of Directors:

Nominee	For	Withhold
01 - Fred G. Choate	☐	☐
02 - Edward Infantolino	☐	☐
03 - Jeffrey H. Kripitz	☐	☐
04 - Jack C. Sheppard, Jr.	☐	☐

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

C 1234567890 JNT

4 1 D V 2 7 0 5 0 5 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

02A4SC

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Proxy – Parke Bancorp, Inc.

601 Delsea Drive, Washington Township, New Jersey 08080

Notice of 2016 Annual Meeting of Shareholders Proxy – April 19, 2016

The undersigned hereby appoints the Board of Directors of Parke Bancorp, Inc. (the "Company"), or its designee, with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of Common Stock of the Company, which the undersigned is entitled to vote at the Annual Meeting of Shareholders (the "Meeting"), to be held at The Terra Nova Restaurant, 590 Delsea Drive, Washington Township, New Jersey, on April 19, 2016, at 10:00 a.m. and at any and all adjournments thereof, in the following manner:

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The signed proxy will be voted as directed, but if no Instructions are specified, this signed proxy will be voted for the nominees and for the other proposals stated. If any other business is presented at such meeting, this signed proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the meeting.

Should the above signed be present and elect to vote at the Meeting, or at any adjournments thereof, and after notification to the Secretary of the Bank at the Meeting of the shareholder's decision to terminate this Proxy, the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned may also revoke this Proxy by filing a subsequently dated Proxy or by written notification to the Secretary of the Bank of his or her decision to terminate this Proxy. The above signed acknowledges receipt from the Bank prior to the execution of this proxy of a Notice of Annual Meeting of Shareholders, Proxy Statement and 2015 Annual Report.

(Items to be voted appear on reverse side.)